UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100 Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 27, 2023, Finch Therapeutics Group, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq’s Listing Rule 5450(a)(1) (the “Rule”).

As previously disclosed in its Current Report on Form 8-K filed on January 6, 2023, on December 30, 2022, the Company received a notice (the “Notice”) from Nasdaq stating that, because the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), had for the previous 30 consecutive business days closed below the $1.00 per share minimum bid price requirement (the “Bid Price Requirement”) for continued inclusion on The Nasdaq Global Select Market, the Company was not in compliance with the Rule. The Company had a period of 180 days, or until June 28, 2023, to regain compliance with the Bid Price Requirement in accordance with the Rule.

The Letter noted that because the closing bid price of the Common Stock has been at $1.00 per share or greater over the prior 10 consecutive business days, from June 12, 2023 to June 26, 2023, the Company has regained compliance with the Rule. As a result, Nasdaq considers the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: June 28, 2023	By:	/s/ Matthew P. Blischak
Matthew P. Blischak President and Chief Executive Officer